UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EGA EMERGING GLOBAL SHARES TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware See Below
(State of incorporation or organization) (I.R.S. Employer Identification No.)

171 East Ridgewood Avenue, Ridgewood, NJ 07450
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

Item 1.	Descriptions of Registrant’s Securities to be Registered.

This Form 8-A/A is being filed for the purpose of changing the name of certain investment portfolios of the registrant as set forth below, which registered its shares of beneficial interest under a former name pursuant to Section 12(b) of the Exchange Act pursuant to a Form 8-A previously filed on May 20, 2009 (SEC Accession No. 0001450789-09-000083) .

A description of the shares of beneficial interest, no par value, of EGA Emerging Global Shares Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-155709; 811-22255), which description is incorporated herein by reference.

EGShares GEMS Composite ETF                                                                                              26-4507674
(formerly Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund)
EGShares Basic Materials GEMS ETF:                                                                                     26-4508894
(formerly Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund)
EGShares Emerging Markets Metals & Mining ETF                                                              26-4508936
(formerly Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund)
EGShares Consumer Goods GEMS ETF:                                                                                  26-4508983
(formerly Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund)
EGShares Energy GEMS ETF                                                                                                     26-4507926
(formerly Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund)
EGShares Financials GEMS ETF                                                                                                26-4509052
(formerly Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund)

Item 2.	Exhibits

1.           The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-155709; 811-22255), as filed with the Securities and Exchange Commission via EDGAR on May 7, 2009.

2.           The Trust’s By-laws are incorporated herein by reference to Exhibit (b) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-155709; 811-22255), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 8th day of June, 2011.

EGA EMERGING GLOBAL SHARES TRUST

By:             /s/ James J. Valenti
Name:           James J. Valenti
Title:           Secretary